Exhibit 99.1

Vertex Energy Announces Fourth Quarter and Full Year 2022 Results

HOUSTON, TX / BUSINESSWIRE / February 28, 2023 / Vertex Energy, Inc. (NASDAQ:VTNR) (“Vertex” or the “Company”), a dark-green energy transition company focused on producing and distributing both conventional and alternative fuels, today announced its financial results for the fourth quarter and full-year ended December 31, 2022.

The company will host a conference call to discuss 4Q22 results today at 8:00 A.M. Eastern Time, details are included at the end of this release.

FOURTH QUARTER 2022 HIGHLIGHTS

●	Reported net income of $44.4 million, or $0.56 per basic share

●	Reported Adjusted EBITDA of $75.2 million

●	Continued safe operation of Mobile refinery with fourth quarter 2022 operational results exceeding with prior guidance for throughput, and capture rate at 77,964 bpd and 61%, respectively

●	Renewable diesel conversion project continues to track on schedule for mechanical completion in late March 2023 and start-up in April 2023

●	Total liquidity including restricted cash of $146.2 million as of December 31, 2022

FULL YEAR 2022 HIGHLIGHTS

●	Reported net income of $1.9 million (which includes a $2.5 million tax benefit) or $0.03 per basic share

●	Reported Adjusted EBITDA of $161 million

●	Successfully closed on strategic acquisition and associated financing of Mobile, AL refining facility for $75 million

●	Exhibited significant operational reliability at Mobile facility with 9-month throughput volumes of 72,555 bpd (97% capacity utilization)

●	Initiated construction of renewable diesel conversion project at Mobile refining facility

○	Tracking on schedule for mechanical completion in March 2023 and initial production of 8,000 bpd in April 2023

○	Installation of additional hydrogen supply to drive production ramp to 14,000 bpd by early 2024

Vertex reported fourth quarter 2022 net income of $44.4 million, or $0.56 per fully diluted share, versus a net loss of $8.3 million, or $0.15 per fully diluted share for the fourth quarter 2021 and $22.2 million or $0.28 per fully diluted share in 3Q22. Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) was $75.2 million for the fourth quarter 2022 compared to Adjusted EBITDA of $9.5 million in the prior-year period and $1.6 million in the prior quarter. Financial results for the fourth quarter 2022 include a $9.6 million financing charge related to inventory backwardation and a $2.5 million released valuation allowance which is reflected as an income tax benefit as a result of the taxable gain generated by the Heartland divestiture subsequent to the quarter end. Schedules reconciling the Company’s GAAP and non-GAAP financial results, including Adjusted Net Income and Adjusted EBITDA are included later in this release (see also “Non-GAAP Financial Measures”, below).

Management Commentary

“During the fourth quarter, we delivered as promised on our goals of truly demonstrating the significant earnings potential of our Mobile facility.” stated Benjamin P. Cowart, President and CEO of Vertex, who continued, “Our fourth quarter financial results reflect the continued safe, smooth operations at the facility, attractive product yields following the maintenance operations completed in the prior period and the continuation of near record refining margins during the quarter. We remain on track to begin the production of renewable diesel in the second quarter of this year while continuing to benefit from an extremely attractive macro environment facing the conventional fuels business for the foreseeable future. We believe the Company is well positioned to execute on both our strategic goals in the renewable fuels business, as well as our financial goals of streamlining our balance sheet and capital structure in 2023.”

Operating Details and Discussion

Mobile Refinery Operations

The Mobile refinery operations generated $147.1 million of fuels gross profit or $20.50 per barrel during the fourth quarter 2022, its third quarter of operations since being acquired by Vertex. The Mobile refinery financial results include the impact of an inventory backwardation charge in the amount of $9.6 million. Adjusting for the impact of $3.96 of RIN obligations per barrel, refining gross profit at Mobile was $118.7 million, or $16.54 per barrel.

Total throughput at the Mobile refinery was 77,964 barrels per day in the fourth quarter, resulting in 104% utilization for the stated operable capacity of approximately 75,000 barrels per day. Total production of finished high-value light products, such as gasoline, diesel and jet fuel, represented approximately 74% of the total production in the fourth quarter, vs 69% in 3Q22.

The benchmark 2-1-1 Gulf Coast crack spread was $33.84 in the fourth quarter 2022, an increase of 134% versus the fourth quarter 2021, supported by reduced inventories for refined fuels, a constrained global refining complex and continued strength in demand for conventional refined products. On a gross profit per barrel basis, excluding non-fuel costs, the Mobile refinery captured $20.50 per barrel or 61% of the Gulf Coast 2-1-1 crack spread, exceeding prior expectations on higher than expected diesel and jet fuel margins. Adjusting for the per barrel RIN obligation, RIN-adjusted gross profit per barrel was $16.54 or 49% of the Gulf Coast 2-1-1 crack spread.

The following table presents the summary financial and operating results from the Mobile Refinery:

		2Q-4Q	Prior
	4Q22	2022	Guidance[1]

Total Throughput (bpd)	77,964	72,686	74,000
Total Production (MMbbl)	7.13	19.90	6.81
Facility Capacity Utilization[2]	104.0%	96.9%	—

Fuel Gross Margin ($/MM)	147.1	398.4	—
RIN Obligation	28.4	68.8	—
RIN Adjusted Fuel Gross Margin	118.7	329.6	—

Fuel Gross Margin Per Barrel ($/bbl)	$20.50	$19.93	—
RIN Expense Per Barrel	$3.96	$3.44	—
RIN Adjusted Fuel Gross Margin Per Barrel	$16.54	$16.49	—

Gulf Coast 2-1-1 Crack Spread	$33.84	$37.94	—
Capture Rate	61%	53%	52%
Adjusted Capture Rate	48.9%	43.5%	—
Direct Opex Per Barrel ($/bbl)	$3.98	$3.86	$3.88

Production Yield
Gasoline (bpd)	20,840	18,049	—
% Production	26.9%	23.3%	—
ULSD (bpd)	24,489	21,424	—
% Production	31.6%	27.7%	—
Jet (bpd)	12,196	11,307	—
% Production	15.7%	14.6%	—
Other[3]	19,956	21,575	—
% Production	25.8%	27.8%	—
Total Production (bpd)	77,481	72,355	—
Total Production (MMbbl)	7.13	19.90	—

1.) Prior guidance issued on Nov. 2 2022 2.) Assumes 75,000 barrels per day of operational capacity 3.) Other includes naphtha, intermediates and LPG

Black Oil & Recovery Segment

The legacy Black Oil and Recovery segment generated gross profit of $9.6 million for the fourth quarter 2022. Operating income was $3.4 million in quarter. The prior year period is not comparable due to the reclassification of our segment operating and financial data, which has been consolidated into two primary reportable segments, Black Oil and Recovery and Refining and Marketing, for financial reporting purposes.

During the 2022 fourth quarter, the Company’s legacy Marrero (Louisiana) and Columbus (Ohio) refineries operated at 106% and 89% of total utilization, respectively.

Renewable Diesel Conversion Project Timeline & Construction Update

Renewable diesel conversion project continues on estimated timeline and budget. Vertex’s previously disclosed capital project designed to modify the Mobile, Alabama refinery’s hydrocracking unit to produce renewable diesel fuel on a standalone basis continues to progress along the Company’s planned construction timeline towards mechanical completion in late March 2023, with initial renewable diesel production volumes expected in April 2023. The company took down the hydrocracking unit as planned on January 6th 2023, with approximately 55% of shut-down related work now completed. The company continues to expect the project to reach mechanical completion in late 1Q23. Expected total capital costs for the project are estimated to be approximately $110-$115 million, with approximately $33.2 million or 75% of the company’s total $42.2 million capital expenditure budget for the fourth quarter spent on the project. Recent construction progress milestones as of February 28, 2023 include:

●	Over 290,000 work hours completed without reportable safety incident

●	Hydrocracker outage related work execution is >55% complete

●	ISBL equipment nearing completion – catalyst loading to begin in the next week

●	Mechanical completion remains on track for late March 2023

●	Detailed system handover and commissioning plan in place

Balance Sheet and Liquidity Update

As of December 31, 2022, Vertex had total long-term debt outstanding of $360.3 million, including long term debt $260.2 million and lease obligations of $100.1 million. The Company had total cash and equivalents of $146.2 million including $4.9 million of restricted cash on the balance sheet as of December 31, 2022, for a net debt position of $214.1 million. The ratio of net debt to trailing twelve month Adjusted EBITDA was 1.3x as of December 31, 2022.

Management Outlook

Based on current data and projected trends, Company management believes that several ongoing factors will continue to support a robust refined product margin environment for the US refining complex in the near to medium term. Primary market drivers include continued strength in global refined product demand, reduced capacity in global refining throughput and below average levels of domestic inventories of refined products including gasoline, and distillate. As a result, management’s expectations for a historically elevated margin environment continue through the first quarter of 2023 and into the second quarter of 2023.

All guidance presented below is current as of the time of this release and is subject to change. All prior financial guidance should no longer be relied upon.

First Quarter 2023 Financial and Operating Outlook:

	1Q 2023
Projections:	Low	High

Mobile Refinery Total Throughput (bpd)	69,000	72,000
Direct Operating Expense ($/bbl)	$3.85	$4.00

Capture Rate (GC 2-1-1 Crack Spread)	50.0%	54.0%

Capital Expenditures ($ / millions)	$30.0	$35.0

Commodity Derivative Position and Price Risk Management Strategy

Vertex may, at times, utilize derivative instruments to manage exposure to fluctuations in various commodity prices, including refined fuel products sold, natural gas used in the refining process, as well as feedstocks and refined products held in inventory. Management sets and implements hedging policies in order to improve visibility on cost inputs, sales prices, and resulting cash flow generation for the purpose of planning and budgeting of the business.

The company currently has no substantial outstanding commodity derivative hedge positions as of February 28, 2022, and as such, continues to remain exposed to prevailing market prices and conditions for the purchase and sale of all feedstocks and refined products.

Conference Call and Webcast Details

A conference call will be held today at 8:00 A.M. Eastern Time to review the Company’s financial results, discuss recent events and conduct a question-and-answer session. An audio webcast of the conference call and accompanying presentation materials will also be available in the “Events and Presentation” section of Vertex’s website at www.vertexenergy.com. To listen to a live broadcast, visit the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic: 1-877-300-8521
International: 1-412-317-6026

Conference ID: 10174530

To listen to a replay of the teleconference, which will be available through Tuesday, March 14, 2023 at 11:59 PM ET, either go to the Events and Presentation section of Vertex’s website at www.vertexenergy.com or call the number below:

Domestic Replay: 1-844-512-2921
Access Code: 10174530

ABOUT VERTEX ENERGY

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR), is an energy transition company focused on the production and distribution of conventional and alternative fuels. Vertex owns a refinery in Mobile (AL) with an operable refining capacity of 75,000 barrels per day and more than 3.2 million barrels of product storage, positioning it as a leading supplier of fuels in the region. Vertex is also one of the largest processors of used motor oil and co-products in the U.S. Gulf Coast. Vertex also owns a facility, Myrtle Grove, located on a 41-acre industrial complex, with hydroprocessing and plant infrastructure along the Gulf Coast in Belle Chasse, LA, that presents high yield, low CAPEX opportunity for future Energy Transition projects.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. The important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the Company’s projected Outlook for the first quarter of 2023, as discussed above; the Company’s ability to raise sufficient capital to complete future capital projects and the terms of such funding, to the extent necessary; the timing of planned capital projects at the Mobile Refinery and the outcome thereof; the future production of the Mobile Refinery; the estimated timeline of the renewable diesel capital project, estimated and actual production associated therewith, estimated revenues over the course of the agreement with Idemitsu, anticipated and unforeseen events which could reduce future production at the refinery or delay planned capital projects, changes in commodity and credits values, and certain early termination rights associated with the Idemitsu agreement and conditions precedent to such agreement; certain mandatory redemption provisions of the outstanding senior convertible notes, the conversion rights associated therewith, and dilution caused by such conversions; the Company’s ability to comply with required covenants under outstanding senior notes and a term loan and pay amounts due under such senior notes and term loan, including interest and other amounts due thereunder; the ability of the Company to retain and hire key personnel; risks associated with the ability of Vertex to complete current plans for expansion and growth, and planned capital projects; the level of competition in our industry and our ability to compete; our ability to respond to changes in our industry; the loss of key personnel or failure to attract, integrate and retain additional personnel; our ability to protect our intellectual property and not infringe on others’ intellectual property; our ability to scale our business; our ability to maintain supplier relationships and obtain adequate supplies of feedstocks; our ability to obtain and retain customers; our ability to produce our products at competitive rates; our ability to execute our business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; the impact of inflation on margins and costs; the volatile nature of the prices for oil and gas caused by supply and demand, including volatility caused by the ongoing Ukraine/Russia conflict; our ability to maintain our relationships with our partners; the impact of competitive services and products; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making our operations more costly or restrictive; changes in environmental and other laws and regulations and risks associated with such laws and regulations; economic downturns both in the United States and globally, increases in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding; risk of increased regulation of our operations and products; disruptions in the infrastructure that we and our partners rely on; interruptions at our facilities; unexpected and expected changes in our anticipated capital expenditures resulting from unforeseen or planned required maintenance, repairs, or upgrades; our ability to acquire and construct new facilities; our ability to effectively manage our growth; decreases in global demand for, and the price of, oil, due to COVID-19, state, federal and foreign responses thereto, inflation, recessions or other reasons, including declines in economic activity or global conflicts; our ability to acquire sufficient amounts of used oil feedstock through our collection routes, to produce finished products, and in the absence of such internally collected feedstocks, and our ability to acquire fourth-party feedstocks on commercially reasonable terms; unexpected downtime at our facilities; risks associated with COVID-19, the global efforts to stop the spread of COVID-19, potential downturns in the U.S. and global economies due to COVID-19 and the efforts to stop the spread of the virus, and COVID-19 in general; anti-dilutive rights associated with our outstanding securities; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk; dependence on fourth party transportation services and pipelines; risks related to obtaining required crude oil supplies, and the costs of such supplies; counterparty credit and performance risk; unanticipated problems at, or downtime effecting, our facilities and those operated by fourth parties; risks relating to our hedging activities; and risks relating to planned divestitures and acquisitions. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Vertex’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by fourth parties that are not paid for by Vertex. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PROJECTIONS

The financial projections (the “Projections”) included herein were prepared by Vertex in good faith using assumptions believed to be reasonable. A significant number of assumptions about the operations of the business of Vertex were based, in part, on economic, competitive, and general business conditions prevailing at the time the Projections were developed. Any future changes in these conditions, may materially impact the ability of Vertex to achieve the financial results set forth in the Projections. The Projections are based on numerous assumptions, including realization of the operating strategy of Vertex; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles; general business and economic conditions; competition; retention of key management and other key employees; absence of material contingent or unliquidated litigation, indemnity, or other claims; minimal changes in current pricing; static material and equipment pricing; no significant increases in interest rates or inflation; and other matters, many of which will be beyond the control of Vertex, and some or all of which may not materialize. The Projections also assume the continued uptime of the Company’s facilities at historical levels and the successful funding of, timely completion of, and successful outcome of, planned capital projects. Additionally, to the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change. Although the Projections are presented with numerical specificity and are based on reasonable expectations developed by Vertex’s management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of Vertex. Accordingly, the Projections are only estimates and are necessarily speculative in nature. It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections. Such variations may be material and may increase over time. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The projected financial information contained herein should not be regarded as a representation or warranty by Vertex, its management, advisors, or any other person that the Projections can or will be achieved. Vertex cautions that the Projections are speculative in nature and based upon subjective decisions and assumptions. As a result, the Projections should not be relied on as necessarily predictive of actual future events.

NON-GAAP FINANCIAL MEASURES

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this earnings release we also present Refining Gross Margin, EBITDA and Adjusted EBITDA. Refining Gross Margin, EBITDA and Adjusted EBITDA are “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with GAAP. Refining gross margin is defined as revenues less the cost of fuel intakes and other fuel costs. It excludes variable productions costs and depreciation attributable to cost of revenues and other non-operating items in cost of revenues. EBITDA represents net income before interest, taxes, depreciation and amortization, for continued and discontinued operations. Adjusted EBITDA is defined as EBITDA before other income, impairment loss on assets, unrealized (gain)/loss on hedging activities, (gain)/loss on hedge roll (backwardation), environmental clean-up reserve, loss (gain) on change in value of derivative warrant liability, unrealized (gain) loss on derivative instruments, gain (loss) on intermediation agreement, Shell transaction related and acquisition expenses and stock-based compensation expense (for continued and discontinued operations) and other unusual or non-recurring items. Refining gross margin is defined as gross profit (loss) less the cost of fuel intakes and other fuel costs. Refining Gross Margin, EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. Refining Gross Margin, EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use Refining Gross Margin, EBITDA and Adjusted EBITDA as supplements to GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, to allocate resources and to compare our performance relative to our peers. Additionally, these measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that fourth parties have indicated are useful in assessing the Company and its results of operations. Refining Gross Margin, EBITDA and Adjusted EBITDA are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: Refining Gross Margin, EBITDA and Adjusted EBITDA do not reflect cash expenditures, or future or contractual commitments; EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, capital expenditures or working capital needs; EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. In addition, other companies in this industry may calculate Refining Gross Margin, EBITDA and Adjusted EBITDA differently than Vertex does, limiting its usefulness as a comparative measure. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measures, please see the sections titled “Unaudited Reconciliation of Refining Gross Margin and Refining Gross Margin per throughput barrel to Gross Profit”, each included at the end of this release and “Unaudited Consolidated Continued and Discontinued Operations Reconciliations of Net Loss attributable to Vertex Energy, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA” each included at the end of this release.

CONTACT:

IR@vertexenergy.com

203-682-8284

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited in thousands, except number of shares and par value)

	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$141,258	$36,130
Restricted cash	4,929	100,497
Accounts receivable, net	34,548	7,607
Inventory	135,473	7,839
Derivative commodity asset	—	96
Prepaid expenses and other current assets	36,660	4,595
Assets held for sale	20,560	8,852
Total current assets	373,428	165,616

Fixed assets, net	201,749	36,131
Finance lease right-of-use assets, net	44,081	377
Operating lease right-of-use assets, net	53,557	33,105
Intangible assets, net	11,827	6,652
Deferred tax assets	2,498	—
Other assets	2,245	15,335
Assets held for sale, noncurrent	—	8,844
Total non-current assets	315,957	100,444
TOTAL ASSETS	$689,385	$266,060

LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current liabilities
Accounts payable	$20,997	$10,149
Accrued expenses	81,711	4,399
Finance lease-current	1,363	598
Operating lease-current	9,012	5,721
Current portion of long-term debt, net	13,911	2,414
Obligations under inventory financing agreements, net	117,939	—
Derivative commodity liability	242	—
Liabilities held for sale, current	3,424	2,502
Total current liabilities	248,599	25,783

Long-term debt, net	170,010	64,130
Finance lease-non-current	45,164	—
Operating lease-non-current	44,545	27,384
Derivative warrant liability	14,270	75,211
Other liabilities	1,377	—
Liabilities held for sale, noncurrent	—	39
Total liabilities	523,965	192,547

COMMITMENTS AND CONTINGENCIES (Note 4)	—	—

TEMPORARY EQUITY

Redeemable non-controlling interest	—	43,447
Total temporary equity	—	43,447

EQUITY
50,000,000 of total Preferred shares authorized:
Series A Convertible Preferred stock, $0.001 par value; 5,000,000 shares authorized and 0 and 385,601 shares issued and outstanding at December 31, 2022 and 2021, respectively, with a liquidation preference of $— and $575 thousand at December 31, 2022 and December 31, 2021, respectively.	—	—

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 75,668,826 and 63,287,965 issued and outstanding at December 31, 2022 and 2021, respectively.	76	63
Additional paid-in capital	279,552	138,620
Accumulated deficit	(115,893)	(110,614)
Total Vertex Energy, Inc. stockholders’ equity	163,735	28,069
Non-controlling interest	1,685	1,997
Total equity	165,420	30,066
TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$689,385	$266,060

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31,

(unaudited in thousands, except per share amounts)

	2022	2021	2020
Revenues	$2,791,715	$207,760	$103,810
Cost of revenues (exclusive of depreciation and amortization shown separately below)	2,598,276	178,786	91,630
Depreciation and amortization attributable to costs of revenues	13,429	4,043	3,667
Gross profit	180,010	24,931	8,513

Operating expenses:
Selling, general and administrative expenses	127,782	30,606	20,376
Loss on assets impairment	—	2,124	—
Depreciation and amortization attributable to operating expenses	3,673	1,681	1,645
Total operating expenses	131,455	34,411	22,021
Income (loss) from operations	48,555	(9,480)	(13,508)
Other income (expense):
Other income (expense)	(306)	4,158	(125)
Gain (loss) on change in value of derivative warrant liability	7,821	(15,685)	1,639
Interest expense	(79,911)	(3,832)	(980)
Total other income (expense)	(72,396)	(15,359)	534
Loss from continuing operations before income tax	(23,841)	(24,839)	(12,974)
Income tax benefit	7,171	—	—
Income (loss) from continuing operations	(16,670)	(24,839)	(12,974)
Income from discontinued operations, net of tax	18,667	17,178	1,578
Net income (loss)	1,997	(7,661)	(11,396)
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest from continuing operations	(63)	207	364
Net income attributable to non-controlling interest and redeemable non-controlling interest from discontinued operations	6,882	10,496	276
Net income (loss) attributable to Vertex Energy, Inc.	(4,822)	(18,364)	(12,036)

Accretion of redeemable noncontrolling interest to redemption value	(428)	(1,992)	(15,135)
Accretion of discount on Series B and B-1 Preferred Stock	—	(507)	(1,688)
Dividends on Series B and B-1 Preferred Stock	—	258	(1,903)

Net income (loss) attributable to stockholders from continuing operations	(17,035)	(27,287)	(32,064)
Net income available to stockholders from discontinued operations, net of tax	11,785	6,682	1,302
Net income (loss) attributable to common stockholders	$(5,250)	$(20,605)	$(30,762)

Basic income (loss) per common share
Continuing operations	$(0.24)	$(0.48)	$(0.70)
Discontinued operations, net of tax	0.17	0.12	0.03
Basic income (loss) per common share	$(0.07)	$(0.36)	$(0.67)

Diluted income (loss) per common share
Continuing operations	$(0.24)	$(0.48)	$(0.70)
Discontinued operations, net of tax	0.17	0.12	0.03
Diluted income (loss) per common share	$(0.07)	$(0.36)	$(0.67)

Shares used in computing income (loss) per share
Basic	70,686	56,303	45,509
Diluted	70,686	56,303	45,509

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDING DECEMBER 31, 2022, 2021 AND 2020

(unaudited in thousands except par value)

							Additional		Non-	Total
	Common Stock		Series A Preferred		Series C Preferred		Paid-in	Accumulated	controlling	Stockholders’
	Shares	$0.001 Par	Shares	$0.001 Par	Shares	$0.001 Par	Capital	Deficit	Interest	Equity
Balance on December 31, 2019	43,396	$44	420	$—	—	$—	$81,528	$(59,247)	$777	$23,102
Dividends on Series B and B1 Preferred Stock	—	—	—	—	—	—	—	(1,903)	—	(1,903)
Accretion of discount on Series B and B1 Preferred Stock	—	—	—	—	—	—	—	(1,688)	—	(1,688)
Purchase of shares of consolidated subsidiary	—	—	—	—	—	—	(71)	—	—	(71)
Share based compensation expense	—	—	—	—	—	—	656	—	—	656
Adjustment of carrying amount of noncontrolling interest	—	—	—	—	—	—	9,091	—	—	9,091
Conversion of Series B1 Preferred stock to common	2,159	2	—	—	—	—	3,366	—	—	3,368
Adjustment of redeemable noncontrolling interest to redemption value	—	—	—	—	—	—	—	(15,135)	—	(15,135)
Net loss	—	—	—	—	—	—	—	(12,036)	640	(11,396)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	(99)	(99)
Balance on December 31, 2020	45,555	46	420	—	—	—	94,570	(90,009)	1,318	5,925
Dividends on Series B and B1 Preferred Stock	—	—	—	—	—	—	—	(372)	—	(372)
Accretion of discount on Series B and B1 Preferred Stock	—	—	—	—	—	—	—	(507)	—	(507)
Conversion of B1 Preferred Stock to common	7,722	7	—	—	—	—	12,038	—	—	12,045
Share based compensation expense	—	—	—	—	—	—	863	—	—	863
Exercise of B1 warrants	3,093	3	—	—	—	—	16,402	—	—	16,405
Exercise of options	1,800	2	—	—	—	—	2,188	—	—	2,190
Conversion of Series A Preferred stock to common stock	34	—	(34)	—	—	—	—	—	—	—
Distribution to noncontrolling	—	—	—	—	—	—	—	—	(169)	(169)
Adjustment of redeemable noncontrolling interest to redemption value	—	—	—	—	—	—	—	(1,992)	—	(1,992)
Conversion of Series B Preferred Stock to common stock	5,084	5	—	—	—	—	12,559	630	—	13,194
Contribution from noncontrolling interest	—	—	—	—	—	—	—	—	(11)	(11)
Net loss	—	—	—	—	—	—	—	(18,364)	10,703	(7,661)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	(9,844)	(9,844)
Balance on December 31, 2021	63,288	63	386	—	—	—	138,620	(110,614)	1,997	30,066
Reclass of derivative liabilities	—	—	—	—	—	—	78,789	—	—	78,789
Exercise of warrants	1,209	1	—	—	—	—	(1)	—	—	—
Exercise of options	622	1	—	—	—	—	729	—	—	730
Share based compensation expense	—	—	—	—	—	—	1,574	—	—	1,574
Conversion of Series A Preferred stock to common stock	386	1	(386)	—	—	—	—	—	—	1
Conversion of Convertible Senior Notes to common, net (1)	10,165	10	—	—	—	—	59,812	—	—	59,822
Adjustment of redeemable non controlling interest	—	—	—	—	—	—	29	(29)	—	—
Distribution to noncontrolling interest	—	—	—	—	—	—	—	—	(380)	(380)
Adjustment of redeemable noncontrolling interest to redemption value	—	—	—	—	—	—	—	(428)	—	(428)
Redemption of noncontrolling interest	—	—	—	—	—	—	—	—	41	41
Net income	—	—	—	—	—	—	—	(4,822)	6,819	1,997
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	(6,792)	(6,792)
Balance on December 31, 2022	75,670	$76	—	$—	—	$—	$279,552	$(115,893)	$1,685	$165,420

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDING DECEMBER 31, 2022, 2021 AND 2020

(unaudited)

	2022	2021	2020
Cash flows from operating activities
Net income (loss)	$1,997	$(7,661)	$(11,396)
Net income from discontinued operations, net of tax	18,667	17,178	1,578
Net income (loss) from continuing operations	(16,670)	(24,839)	(12,974)
Adjustments to reconcile net income (loss) from continuing operations to cash used in operating activities:
Stock-based compensation expense	1,574	862	656
Depreciation and amortization	17,102	5,724	5,312
Provision for bad debt	242	826	239
Loss (gain) on commodity derivative contracts	87,978	2,258	(3,477)
Provision for environment clean up	1,428	—
Gain on forgiveness of debt	—	(4,222)	—
Net cash settlement on commodity derivatives	(92,556)	(2,436)	4,253
Loss on sale of assets	220	64	125
Loss on assets impairment	—	2,124	—
Amortization of debt discount and deferred costs	49,251	1,231	48
Deferred income tax benefit	(7,171)	—	—
Loss (gain) on change in value of derivative warrant liability	(7,821)	15,685	(1,639)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(27,183)	(821)	1,984
Inventory	2,586	(3,997)	2,705
Prepaid expenses	(26,724)	(1,615)	53
Accounts payable	10,850	1,054	2,884
Accrued expenses	77,647	2,551	(2,992)
Other assets	56	(48)	(868)
Net cash provided by (used in) operating activities from continuing operations	70,809	(5,599)	(3,691)
Cash flows from investing activities
Internally developed or purchased software	(149)	—	(50)
Deposit for refinery purchase and related costs	—	(13,663)	—
Redemption of noncontrolling entity	556	—	—
Proceeds from the sale of assets	395	75	75
Acquisition of business, net of cash	(227,525)	2	(1,822)
Purchase of fixed assets	(75,512)	(2,331)	(5,550)
Net cash used in investing activities from continuing operations	(302,235)	(15,917)	(7,347)
Cash flows from financing activities
Line of credit payments, net	—	(133)	(3,143)
Proceeds received from exercise options and warrants	730	6,921	—
Net borrowings on inventory financing agreements	117,189	—	—
Contribution received from stockholder	—	2	—
Distribution to non-controlling interest	(380)	(169)	—
Contribution received from redeemable noncontrolling interest	—	—	21,000
Redemption of redeemable noncontrolling interest	(50,666)	—	—
Payments on finance leases	(819)	(844)	(403)
Proceeds from issuance of notes payable	173,256	143,831	8,217
Payments made on notes payable	(18,948)	(15,836)	(10,367)
Net cash provided by financing activities from continuing operations	220,362	133,772	15,304

Discontinued operations:
Net cash provided by operating activities	25,287	15,349	3,675
Net cash used in investing activities	(4,663)	(1,973)	(1,146)
Net cash used in financing activities	—	—	—
Net cash provided by discontinued operations	20,624	13,376	2,529

Net change in cash and cash equivalents and restricted cash	9,560	125,632	6,795
Cash and cash equivalents and restricted cash at beginning of the year	136,627	10,995	4,200
Cash and cash equivalents and restricted cash at end of year	$146,187	$136,627	$10,995

Cash and cash equivalents	$141,258	$36,130	$10,895
Restricted cash	4,929	100,497	100
Cash and cash equivalents and restricted cash as shown in the consolidated statements of cash flows	$146,187	$136,627	$10,995

SUPPLEMENTAL INFORMATION
Cash paid for interest	$33,901	$2,273	$1,051
Cash paid for income taxes	—	—	—

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series B and B1 Preferred Stock into common stock	$—	$24,610	$3,368
Dividends on Series B and B-1 Preferred Stock	$—	$(258)	$1,903
Initial adjustment of carrying amount of redeemable noncontrolling interest	$—	$—	$9,091
Accretion of discount on Series B and B-1 Preferred Stock	$—	$507	$1,688
Accretion of redeemable noncontrolling interest to redemption value	$428	$1,992	$15,135
Equipment acquired under capital leases standard	$46,351	$552	$1,018
Equipment acquired under operating leases standard	$20,452	$89	$—
Reclass derivative liabilities	$78,789	$—	$—
Conversion of Senior note	$59,822	$—	$—

Unaudited segment information for the years ended December 31, 2022, 2021 and 2020 are as follows (in thousands):

YEAR ENDED DECEMBER 31, 2022
	Refining and Marketing	Black Oil & Recovery	Corporate and Eliminations	Total
Revenues:
Refined products	$2,370,240	$163,095	$—	$2,533,335
Re-refined products	229,793	19,105	—	248,898
Services	6,611	2,871	—	9,482
Total revenues	2,606,644	185,071	—	2,791,715
Cost of revenues (exclusive of depreciation and amortization shown separately below)	2,453,809	144,467	—	2,598,276
Depreciation and amortization attributable to costs of revenues	9,605	3,824	—	13,429
Gross profit	143,230	36,780	—	180,010
Selling, general and administrative expenses	83,001	17,241	27,540	127,782
Depreciation and amortization attributable to operating expenses	2,593	180	900	3,673
Income (loss) from operations	$57,636	$19,359	$(28,440)	$48,555

Total capital expenditures	$72,588	$2,924	$—	$75,512

YEAR ENDED DECEMBER 31, 2021
	Refining and Marketing	Black Oil & Recovery	Corporate and Eliminations	Total
Revenues:
Refined products	$78,191	$85,253	$—	$163,444
Re-refined products	15,039	25,611	—	40,650
Services	—	3,666	—	3,666
Total revenues	93,230	114,530	—	207,760
Cost of revenues (exclusive of depreciation and amortization shown separately below)	89,570	89,216	—	178,786
Depreciation and amortization attributable to costs of revenues	509	3,534	—	4,043
Gross profit	3,151	21,780	—	24,931
Selling, general and administrative expenses	3,277	14,444	12,885	30,606
Loss on assets impairment	—	2,124	—	2,124
Depreciation and amortization attributable to operating expenses	434	234	1,013	1,681
Income (loss) from operations	$(560)	$4,978	$(13,898)	$(9,480)

Total capital expenditures	$—	$2,331	$—	$2,331

YEAR ENDED DECEMBER 31, 2020
	Refining and Marketing	Black Oil & Recovery	Corporate and Eliminations	Total
Revenues:
Refined products	$28,943	$45,905	$—	$74,848
Re-refined products	6,862	17,734	—	24,596
Services	—	4,366	—	4,366
Total revenues	35,805	68,005	—	103,810
Cost of revenues (exclusive of depreciation and amortization shown separately below)	35,208	56,422	—	91,630
Depreciation and amortization attributable to costs of revenues	470	3,197	—	3,667
Gross profit	127	8,386	—	8,513
Selling, general and administrative expenses	2,529	12,953	4,894	20,376
Depreciation and amortization attributable to operating expenses	387	234	1,024	1,645
Loss from operations	(2,789)	(4,801)	(5,918)	(13,508)

Total capital expenditures	$—	$5,550	$—	$5,550

The following summarized unaudited financial information has been segregated from continuing operations and reported as Discontinued Operations for the years ended December 31, 2022, 2021 and 2020 (in thousands):

	For The Year Ended December 31
	2022	2021	2020
Revenues	$85,495	$58,248	$31,330
Cost of revenues (exclusive of depreciation shown separately below)	51,815	32,467	22,248
Depreciation and amortization attributable to costs of revenues	1,566	1,566	1,423
Gross profit	32,114	24,215	7,659
Operating expenses:
Selling, general and administrative expenses (exclusive of acquisition related expenses)	8,501	6,727	5,767
Depreciation and amortization expense attributable to operating expenses	251	251	251
Total Operating expenses	8,752	6,978	6,018
Income from operations	23,362	17,237	1,641
Other income (expense)
Interest expense	(39)	(59)	(63)
Total other expense	(39)	(59)	(63)
Income before income tax	23,323	17,178	1,578
Income tax expense	(4,683)	—	—
Net gain on sale of discontinued operations	27	—	—
Income from discontinued operations, net of tax	$18,667	$17,178	$1,578

	Three Months Ended December 31, 2022
In thousands	Total Refining & Marketing	Mobile Refinery	Legacy Refining & Marketing
Gross profit	$89,441	$89,864	$(423)
Inventory valuation adjustments	$14,011	$14,011	$—
Unrealized loss on hedging activities	303	165	138
Adjusted Gross Profit	$103,755	$104,040	$(285)
Operating expenses included in cost of revenues	22,469	22,469	—
Depreciation and amortization attributable to cost of revenues	3,266	3,121	145
Realized loss on hedging activities	627	407	220
Financing costs	(9,204)	(9,204)	—
Other revenues		(2,159)	—
Cost of revenues - RINs	28,397	28,397	—
Fuel Gross profit	$147,151	$147,071	$80
Throughput (bpd)		77,964
Adjusted Gross Profit per throughput barrel		$14.51
Fuel Gross profit per throughput barrel		$20.50

	Twelve Months Ended December 31, 2022
In thousands	Total Refining & Marketing	Mobile Refinery	Legacy Refining & Marketing
Gross profit	$143,233	$140,983	$2,250
Inventory valuation adjustments	$37,764	$37,764	$—
Unrealized loss on hedging activities	159	90	69
Adjusted Gross margin	$181,156	$178,837	$2,319
Operating expenses included in cost of revenues	61,133	61,133	—
Depreciation and amortization attributable to cost of revenues	9,605	9,065	540
Realized loss on hedging activities	85,550	85,238	312
Financing costs	2,011	2,011	—
Other revenues	(6,611)	(6,611)	—
Cost of revenues - RINs	68,758	68,758	—
Fuel Gross margin	$401,602	$398,431	$3,171
Throughput (bpd)		72,686
Adjusted Gross Profit per throughput barrel		$8.95
Fuel Gross profit per throughput barrel		$19.93

Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations

	Three Months Ended		Twelve Months Ended
	December 31 2022	December 31, 2021	December 31 2022	December 31, 2021
Consolidated
EBITDA and Adjusted EBITDA
Net income (loss) including discontinued operations	$44,418	$(5,350)	$1,997	$(7,661)
Depreciation and amortization	5,761	1,930	18,919	7,540
Income tax benefit	(2,489)	—	(2,489)	—
Interest expense	14,956	2,927	79,951	3,891
EBITDA	62,646	(493)	98,378	3,770
Unrealized (gain)loss hedging activities	978	(252)	(146)	(190)
(Gain)loss on hedge roll (backwardation)	9,614	—	50,766	—
Acquisition costs	—	3,565	16,527	3,565
Environmental clean-up reserve	—	—	1,428	—
(Gain)loss on derivative warrant liability	(33)	4,305	(7,821)	15,685
Stock compensation expense	622	250	1,574	863
Impairment loss	—	2,124	—	2,124
Other	1,339	—	280	(4,222)
Adjusted EBITDA	$75,166	$9,499	$160,986	$21,595

	Three Months Ended December 31, 2022
	Mobile Refinery	Legacy Refining and Marketing	Total Refining & Marketing	Black Oil and Recovery	Corporate	Consolidated
Consolidated
EBITDA and Adjusted EBITDA
Net income (loss) including discontinued operations	$56,839	$(1,860)	$54,979	$4,706	$(15,267)	$44,418
Depreciation and amortization	3,857	—	3,857	1,733	171	5,761
Income tax benefit	—	—	—	—	(2,489)	(2,489)
Interest expense	3,721	—	3,721	25	11,210	14,956
EBITDA	64,417	(1,860)	62,557	6,464	(6,375)	62,646
Unrealized (gain)loss hedging activities	165	138	303	675	—	978
(Gain)loss on hedge roll (backwardation)	14,011	—	14,011	(4,397)	—	9,614
Acquisition costs	—	—	—	—	—	—
Environmental clean-up reserve	—	—	—	—	—	—
(Gain)loss on derivative warrant liability	—	—	—	—	(33)	(33)
Stock compensation expense	—	—	—	—	622	622
Impairment loss	—	—	—	—	—	—
Other	—	—	—	1,119	220	1,339
Adjusted EBITDA	$78,593	$(1,722)	$76,871	$3,861	$(5,566)	$75,166

	Three Months Ended December 31, 2021
	Mobile Refinery	Legacy Refining and Marketing	Total Refining & Marketing	Black Oil and Recovery	Corporate	Consolidated
Consolidated
EBITDA and Adjusted EBITDA
Net income (loss) including discontinued operations	$—	$(503)	$(503)	$7,152	$(11,999)	$(5,350)
Depreciation and amortization	—	238	238	1,439	253	1,930
Income tax benefit	—	—	—	—	—	—
Interest expense	—	—	—	14	2,913	2,927
EBITDA	—	(265)	(265)	8,605	(8,833)	(493)
Unrealized (gain)loss hedging activities	—	—	—	(252)	—	(252)
(Gain)loss on hedge roll (backwardation)	—	—	—	—	—	—
Acquisition costs	—	—	—	3,565	—	3,565
Environmental clean-up reserve	—	—	—	—	—	—
(Gain)loss on derivative warrant liability	—	—	—	—	4,305	4,305
Stock compensation expense	—	—	—	—	250	250
Impairment loss	—	—	—	2,124	—	2,124
Other	—	—	—	—	—	—
Adjusted EBITDA	$—	$(265)	$(265)	$14,042	$(4,278)	$9,499

	Twelve Months Ended December 31, 2022
	Mobile Refinery	Legacy Refining and Marketing	Total Refining & Marketing	Black Oil and Recovery	Corporate	Consolidated
Consolidated
EBITDA and Adjusted EBITDA
Net income (loss) including discontinued operations	$51,247	$(4,008)	$47,239	$37,285	$(62,002)	$1,997
Depreciation and amortization	11,273	926	12,199	5,820	900	18,919
Income tax benefit	—	—	—	—	(2,489)	(2,489)
Interest expense	10,414	—	10,414	(67)	69,604	79,951
EBITDA	72,934	(3,082)	69,852	22,513	6,013	98,378
Unrealized (gain)loss hedging activities	90	69	159	(305)	—	(146)
(Gain)loss on hedge roll (backwardation)	51,046	—	51,046	(280)	—	50,766
Acquisition costs	11,967	—	11,967	4,560	—	16,527
Environmental clean-up reserve	1,428	—	1,428	—	—	1,428
(Gain)loss on derivative warrant liability	—	—	—	—	(7,821)	(7,821)
Stock compensation expense	—	—	—	—	1,574	1,574
Impairment loss	—	—	—	—	—	—
Other	—	—	—	—	280	280
Adjusted EBITDA	$137,465	$(3,013)	$134,452	$26,488	$46	$160,986

	Twelve Months Ended December 31, 2021
	Mobile Refinery	Legacy Refining and Marketing	Total Refining & Marketing	Black Oil and Recovery	Corporate	Consolidated
Consolidated
EBITDA and Adjusted EBITDA
Net income (loss) including discontinued operations	$—	$(560)	$(560)	$22,156	$(29,257)	$(7,661)
Depreciation and amortization	—	943	943	5,585	1,012	7,540
Income tax benefit	—	—	—	—	—	—
Interest expense	—	—	—	59	3,832	3,891
EBITDA	—	383	383	27,800	(24,413)	3,770
Unrealized (gain)loss hedging activities	—	—	—	(190)	—	(190)
(Gain)loss on hedge roll (backwardation)	—	—	—	—	—	—
Acquisition costs	—	—	—	—	3,565	3,565
Environmental clean-up reserve	—	—	—	—	—	—
(Gain)loss on derivative warrant liability	—	—	—	—	15,685	15,685
Stock compensation expense	—	—	—	—	863	863
Impairment loss	—	—	—	2,124	—	2,124
Other	—	—	—	—	(4,222)	(4,222)
Adjusted EBITDA	$—	$383	$383	$29,734	$(8,522)	$21,595